UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003

CORNERSTONE REALTY INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-12875	54-1589139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

306 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

ITEM 5.	Other Events

On May 28, 2003, Cornerstone Realty Income Trust, Inc. (“Cornerstone”) acquired Merry Land Properties, Inc., a Georgia corporation (“Merry Land”) through the merger of Merry Land with a wholly-owned subsidiary of Cornerstone. In the merger, each Merry Land common share issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive: (i) 1.818 Cornerstone common shares; and (ii) 0.220 Cornerstone Series B convertible preferred shares.

Pursuant to the terms of the Cornerstone Series B convertible preferred shares, on October 1, 2003, each outstanding Cornerstone Series B convertible preferred share automatically converted into one Cornerstone common share.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY INCOME TRUST, INC.

By:	/s/ GLADE M. KNIGHT

Glade M. Knight, President

October 3, 2003